SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2007

CAPITAL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Rhode Island

(State or other jurisdiction of incorporation)

0-9380	05-0386287
(Commission File Number)	(IRS Employer Identification Number)

100 Dexter Road, East Providence, Rhode Island 02914

(Address of principal executive offices)

(401) 435-7171

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

ITEM 2.01. COMPLETION OF ACQUISITION OF ASSETS

On November 30, 2007, Capital Properties, Inc. (the “Registrant”) completed its purchase from David L. Golden, of Providence, Rhode Island, of certain real property designated as Plat No. 10, Lot Nos. 37, 38, 39, 43 and a partial interest in Lot No. 44, including all buildings, improvements and fixtures thereon (the “Property”). Entry into the purchase agreement for the Property and the material terms thereof were previously disclosed in the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on November 27, 2007.

ITEM 9.01. FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL PROPERTIES, INC.

By:	/s/ Barbara J. Dreyer

_____________________________

Barbara J. Dreyer, Treasurer

Date: December 3, 2007